Exhibit (h)(10)(v)

AMENDMENT TO PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made as of the 30th day of December, 2022, by and among PROTECTIVE LIFE INSURANCE COMPANY (the “Company”), acting herein for and on behalf of itself and on behalf of each separate accounts (the “Accounts”); COLUMBIA FUNDS VARIABLE INSURANCE TRUST II (the “Fund”), COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (the “Adviser”), and COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC. (“Distributor”, and together with the Fund and the Adviser, “Columbia”).

RECITALS

WHEREAS, the Company and Columbia are parties to a certain Participation Agreement dated April 12, 2021 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to update the contracts listed in Schedule A; and,

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.
Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

2.
Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

4.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE INSURANCE COMPANY, on behalf of itself and each separate account
By:__/s/ Steve Cramer

Name:__Steve Cramer

Title:___Chief Product Officer – Retirement Division

COLUMBIA FUNDS VARIABLE INSURANCE TRUST II

By:__/s/ Ryan C. Larrenaga

Name:_Ryan C. Larrenaga____________________
Title:__Senior Vice President__________________

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:__/s/ Gary Rawdon

Name:__Gary Rawdon________________________
Title:__Vice President_______________________

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:__/s/ Gary Rawdon

Name:__Gary Rawdon_______________________
Title:___Vice President_______________________

SCHEDULE A
CONTRACTS

Protective Dimensions IV Variable Annuity

Protective Executive Benefits Private Placement VUL

Protective Executive Benefits Registered VUL

Protective Investors Benefit Advisory Variable Annuity

Schwab Genesis Variable Annuity

Schwab Genesis Advisory Variable Annuity

Protective Investors Series Variable Annuity

PVA II B Series Variable Annuity

Protective Aspirations Variable Annuity

Protective Dimensions V Variable Annuity